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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           ________________________

                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           ________________________


       Date of Report (Date of earliest event reported): March 31, 1999



                             VOXCOM HOLDINGS, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)



         Nevada                        0-24273                75-27155335
--------------------------       --------------------      ------------------
(State of incorporation)        (Commission File No.)      (IRS Employer
                                                           Identification No.)


           8115 PRESTON ROAD, EIGHTH FLOOR EAST, DALLAS, TEXAS 75225
      ------------------------------------------------------------------
          (Address of principal execute offices, including zip code)


                                 (214)691-0055
                       ---------------------------------
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.
----------------------

     On March 31, 1999, Registrant concluded a transaction for the investment by Jasper Resources Ltd. of $12,660,000, of which $4,000,000 was paid to acquire 3,000,000 shares of common stock upon conversion of the outstanding shares of Registrant's Series B Preferred stock, and $8,660,000 was paid to purchase 4,000,000 newly issued shares of common stock from Registrant. From the net proceeds to Registrant of $7,796,700, Registrant paid $200,000 to acquire the source and object codes to its MAXpc computer board product, and will use the balance to promote the MAXpc product and provide working capital.

     The investor was granted a license to act as Distributor for the MAXpc product in Germany and rights of first referral for the remainder of Europe.

     Registrant's board of directors will be expanded to nine members, consisting of the four existing directors, three representatives of the investor and two independent directors, of which one each will be named by Registrant and investor.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

(a)  Not applicable

(b)  Exhibits

     (1) Stock Purchase Agreement dated February 23, 1999 to purchase the outstanding Series B Preferred Stock

     (2)  Assignment dated March 26, 1999

     (3) Stock Purchase Agreement dated March 26, 1999 for the purchase of 4,000,000 shares of Common Stock

     (4)  Distributorship Agreement

     (5)  Voting Agreement

     (6)  Restated Bylaws of Registrant

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 7, 1999

                              VOXCOM HOLDINGS, INC.


                                  /s/ Donald G. McLellan
                              -------------------------------
                              Donald G. McLellan, President

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